Press Release	Source: Vitro Diagnostics, Inc.

Vitro Biopharma Appoints Established Life Science Sales Executive to its Board of Directors

Golden, Colorado—February 20, 2013—Vitro Diagnostics, Inc. (OTCQB: VODG), dba Vitro Biopharma, simultaneously accepted the resignation of Mr. Erik Van Horn from its Board of Directors and appointed Pete Shuster, the CEO of Neuromics, Inc. to its Board of Directors.  Mr. Shuster is a seasoned and experienced sales executive.  He is the current owner of Neuromics, Inc., a privately held and profitable business focused on sales of numerous (>2500) specialty life science products including stem cell products manufactured by Vitro Biopharma.  Neuromics, Inc. sales have grown over 5.5-fold since inception in 2003.  Shuster has extensive prior experience in managing sales of computer software and related products for companies including Caterpillar, Baxter Healthcare and Harley-Davidson.

Mr. Erik Van Horn has also resigned from Vitro Biopharma’s Board of Directors due to the request of his present employer.  Vitro Biopharma is presently engaged in expansion of sales of its stem cell products and is executing a marketing and distribution strategy based on strategic expansion of its product lines together with accelerated sales activity.  Thus, while the Board regrets the loss of Mr. Van Horn’s management expertise and technical acumen, its present business development activities are considerably strengthened through the addition of Mr. Shuster to its Board of Directors.

Dr. Jim Musick, Vitro Biopharma’s President & CEO, said, “I am very pleased to have been associated with Mr. Erik Van Horn throughout his tenure with Vitro Biopharma.  Erik joined Vitro in 1991 as an employee and was instrumental in the establishment of the diagnostic antigen business unit that was later sold to Aspen Biopharma (Nasdaq, APPR).  He subsequently contributed to the technical development of our present stem cell product line while providing critical business guidance throughout his role as a director of the company. On behalf of all Vitro Biopharma shareholders, stakeholders and other associates, I congratulate Erik on his contributions and service to the Company.  I am also very pleased to announce the addition of Mr. Pete Shuster to the   Board of Directors.  His strong background in sales of similar products to those that we manufacture represents a significant addition to our team.  I greatly look forward to working more directly with Mr. Shuster to advance our business plan focused on expansion of sales of existing products and strategic addition of new high-value products to enhance drug discovery and development through use of well-characterized cell-based assay systems derived from stem cell technology and through the introduction of novel products targeting select opportunities within the field of regenerative medicine.”

“Jim Musick and his team have developed an innovative platform for generating umbilical cord blood and induced pluripotent derived stem cells”, said Shuster.  “They are well positioned to provide both off the shelf and engineered cells to align with the unique needs of pharmaceutical and biotech companies in discovering new therapies for autoimmune and degenerative diseases as well as certain forms of cancer. I look forward working closely with Jim to generate profitable revenue from his current and future stem cell based assay solutions.”

There are currently no commitments or understandings regarding Mr. Shuster’s compensation as a director, although it is expected he will be offered some form of equity package consisting of stock options, stock grants or a combination.  No decision has been made with respect to Mr. Shuster’s service on one or more standing committees of the Board.

About Mr. Pete Shuster

He received a Bachelor’s Degree in Biology from Lawrence University in Wisconsin during 1981 and performed graduate studies in biochemistry at the University of Minnesota.  He was in Sales and Sales Management with Teltech from 1985 to 1994 where he was a top producer.  He was a sales representative at Connect, Inc from 1994 to 1995 where he sold systems integration solutions. He was a Major Account manager at SDRC from 1995 to 1999 and Senior Account Manager at EAI for sales of Product Visualization Software.  At both of these firms, he achieved significant sales success including completion of several large transactions. In 1998, he was recognized as the #1 sales person worldwide for total sales of Metaphase Product Data Management solutions with multi-million dollar sales to Harley Davidson, Baxter Healthcare and Sauer Sundstrand.  From 1996 to 2002, he was the founder and owner of Kingdom2.com, an online reseller of re-manufactured satellite systems. From 2000 to 2002 he was Large Account Sales Director of PTC, a company that sold product data management and CAD software, where he lead teams that sold  to heavy equipment manufacturers, including Caterpillar, John Deere and Case. The team achieved sales > $15,000,000 in FY2001.

In 2003, he founded Neuromics, Inc, his present business that is a web-based marketer of reagents to accelerate discovery in Neuroscience, Diabetes/Obesity and Cancer offering products including antibodies, proteins, transfection reagents, stem cell and primary cell lines, cell culture media and apoptosis measurement kits.  He maintains a strong presence in various social media and is responsible for several blogs related to life science products.  He has considerable expertise and experience in strategic selling.

About Vitro Biopharma

Vitro Diagnostics, Inc. dba Vitro Biopharma (OTCQB: VODG; http://www.vitrobiopharma.com), owns US patents for production of FSH, immortalization of pituitary cells, and a cell line that produces beta islets for use in treatment of diabetes.  In 2011, Vitro Biopharma out-licensed its intellectual property related to treatment of infertility to Dr. James Posillico, a renowned expert in Assisted Reproductive Technologies.  Vitro Biopharma also owns a pending US patent for generation of pluripotent stem cells and an additional pending patent for methods of mesenchymal stem cell (MSC) generation and related materials. Vitro Biopharma’s mission is “Harnessing the Power of Cells™” for the advancement of regenerative medicine to its full potential. Vitro Biopharma operates within a modern biotechnology manufacturing, R&D and corporate facility in Golden, Colorado.  Vitro Biopharma manufactures and sells “Tools for Stem Cell and Drug Development™”, including human mesenchymal stem cells and derivatives, the MSC-Gro™ Brand of optimized media for MSC self-renewal and lineage-specific differentiation.  In addition to our FSH patent licensee, Vitro Biopharma maintains several strategic partnerships including an alliance with Neuromics, Inc. (www.neuromics.com).  Neuromics, Inc. is a primary distributor of Vitro Biopharma products and a well established manufacturer and distributor of a large variety of life science research products especially focused on cell-based assay systems We jointly manufacture stem cell assay systems with HemoGenix®, Inc. (http://www.hemogenix.com/), known as the LUMENESC™ quantitative assay for determination of MSC quality, potency and response to toxic agents.  Vitro Biopharma has an agreement with Stemgenesis, Inc. (http://www.stemgenesisinc.com) for distribution of its stem cell products into select Chinese provinces.  Also, Vitro Biopharma’s CEO is a consultant on an NSF grant at the City College of New York to advise Dr. Lane Gilcrest, Professor of Materials Science and Engineering, and his colleagues regarding the development of novel extracellular materials for use in self-renewal and differentiation of mesenchymal stem cells.

Safe Harbor Statement

Certain statements contained herein and subsequent statements made by and on behalf of the Company, whether oral or written may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, acceptability of the Company’s products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other factors set forth in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

 Dr. James Musick

Chief Executive Officer

Vitro Biopharma

(303) 999-2130 Ext. 3

E-mail: jim@vitrobiopharma.com

Source: Vitro Diagnostics, Inc.